As filed with the Securities and Exchange Commission on August 4, 2021
File No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BBQ HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Minnesota	83-4222776
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification Number)
BBQ Holdings, Inc.
12701 Whitewater Drive, Suite 100
Minnetonka, MN 55343
(952) 294-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Jeffery Crivello 12701 Whitewater Drive, Suite 200 Minnetonka, MN 55343 (952) 294-1300 (Name, address, including zip code, and telephone number, including area code, of agent for service)	Copies to: J.C. Anderson Lathrop GPM, LLP 500 IDS Center 80 South Eighth Street Minneapolis, MN 55402 (612) 632-3002
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
CALCULATION OF REGISTRATION FEE.
Title of Each Class of Securities to be Registered(1)	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amounts of Registration Fee(3)
Common Stock, par value $.01 per share	1,000,000	$13.79	$13,790,000	$1,504.49
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price shown are based on the average of the high and low sale prices of the Registrant’s common stock on August 2, 2021 as reported on The Nasdaq Global Select Market.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 4, 2021
PROSPECTUS
BBQ HOLDINGS, INC.

1,000,000 SHARES OF COMMON STOCK
This prospectus relates to the resale from time to time by the selling shareholders identified in this prospectus (the “Selling Shareholders”) of 1,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”). The registration of the offer and sale of the securities covered by this prospectus does not necessarily mean that any of the securities will be offered or sold by the Selling Shareholders.
We are not selling any securities under this prospectus, and we will not receive any proceeds from the disposition of the shares of Common Stock that may be offered by the Selling Shareholders.
The Selling Shareholders may sell the shares of Common Stock covered by this prospectus from time to time, as they may determine, in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell the shares in the section entitled “Plan of Distribution.”
We have agreed to pay certain expenses, including the legal fees of the Selling Shareholders, in connection with the registration of the shares of our Common Stock. The Selling Shareholders will pay all underwriting discounts, fees or selling commissions, placement fees of underwriters or broker’s commissions, any out-of-pocket expenses, and any transfer taxes or other taxes, if any, in each case in connection with the sale or other disposition of the shares of our Common Stock.
Our Common Stock is listed on the NASDAQ Global Market under the symbol “BBQ.” On August 2, 2021, the closing price of our Common Stock, as reported on the NASDAQ Global Market, was $14.12 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock.
The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” on page 3, as well as the risks discussed under the caption “Risk Factors” in the documents we have filed and will subsequently file with the Securities and Exchange Commission and incorporated by reference in this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. A REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is    , 2021

ABOUT THIS PROSPECTUS
This prospectus provides you with a general description of the securities that the Selling Shareholders may offer. The information in this prospectus is not complete and is subject to change. The prospectus supplement may add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
Neither we nor the Selling Shareholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company,” or similar references mean Famous Dave’s of America, Inc.
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, market and industry data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. We have not independently verified any of the data from third party sources or ascertained the underlying assumptions relied upon by such sources. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.”
In this prospectus, “we,” “our,” “us,” BBQ Holdings,” and the “Company” refer to BBQ Holdings, Inc., a Minnesota corporation.
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
i

CAUTIONARY NOTE REGARDING
FORWARD LOOKING STATEMENTS
This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of BBQ Holdings, Inc. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and Famous Dave’s of America, Inc. undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for BBQ Holdings, Inc. to predict all of the factors, nor can BBQ Holdings, Inc. assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.
ii

PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
In September 2019, a holding company reorganization was completed in which Famous Dave’s of America, Inc. (“FDA”) became a wholly owned subsidiary of the new parent holding company named BBQ Holdings, Inc. (“BBQ Holdings”). BBQ Holdings was incorporated on March 29, 2019 under the laws of the State of Minnesota, while FDA was incorporated in Minnesota on March 14, 1994. We develop, own and operate restaurants under the name “Famous Dave’s”, “Clark Crew BBQ”, “Granite City Food & Brewery” and “Real Urban Barbecue.” Additionally, we franchise restaurants under the name “Famous Dave’s”. As of January 3, 2021, there were 125 Famous Dave’s restaurants operating in 31 states, Canada, and the United Arab Emirates, including 27 Company-owned restaurants and 98 franchise-operated restaurants. Included in the Famous Dave’s company-owned restaurant total are four restaurants purchased in July 2019 in Arizona (“Arizona Restaurants”) and four restaurants purchased in March 2019 in Colorado (“Colorado Restaurants”). The first Clark Crew BBQ restaurant opened in December 2019 in Oklahoma City, Oklahoma. BBQ Holdings has a 20% ownership in this venture. On March 9, 2020, we purchased 18 Granite City Food & Brewery restaurants (“Granite City Acquisition”) in connection with a Chapter 11 bankruptcy filing. On March 16, 2020, we purchased one Real Urban Barbecue restaurant located in Vernon Hills, Illinois. In October 2020, we signed a 25-unit development agreement with Bluestone Hospitality Group (“Bluestone”) whereby Bluestone will open Famous Dave’s ghost kitchens and dual restaurant concepts with the Johnny Carino’s Italian brand. On July 30, 2021, we completed the purchase of the Village Inn family restaurant concept with 21 company owned restaurants and 114 franchised restaurants, and the Bakers Square pie and comfort food concept currently with 13 company-owned restaurants.
Our Common Stock is listed on the NASDAQ Global Market under the symbol “BBQ.” Our executive office is located at 12701 Whitewater Drive, Suite 100, Minnetonka, Minnesota 55343, and our telephone number is (952) 294-1300.
Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

The Offering
Issuer
BBQ Holdings, Inc.
Securities offered by the Selling Shareholders
Up to 1,000,000 shares of Common Stock
Terms of the offering
The Selling Shareholders will determine when and how they will sell the shares offered in this prospectus, as described in the “Plan of Distribution.”
Use of proceeds
We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Shareholders in this offering.
Risk factors
Investing in our securities involves a high degree of risk. You should carefully read and consider the information beginning on page 3 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein by reference before deciding to invest in our securities.
NASDAQ trading symbol for common stock
BBQ

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
The shares of Common Stock offered by this prospectus are being registered for the account of the Selling Shareholders named in this prospectus. All sales of the offered securities will be made by, or for the account of, the Selling Shareholders named in this prospectus, in any supplement to this prospectus or in an amendment to the registration statement of which this prospectus forms a part. Therefore, we will not receive any proceeds from the disposition by the Selling Shareholders of any of the shares covered by this prospectus.
We have agreed to pay certain expenses, including the legal fees of the Selling Shareholders, in connection with the registration of the shares of our Common Stock. The Selling Shareholder will pay all underwriting discounts, fees or selling commissions, placement fees of underwriters or broker’s commissions, any out-of-pocket expenses, and any transfer taxes or other taxes, if any, in each case in connection with the sale or other disposition of the shares of our Common Stock.

SELLING SHAREHOLDERS
This prospectus covers the disposition by the Selling Shareholders of a total of 1,000,000 shares of our Common Stock acquired by the Selling Shareholders pursuant to the Stock Purchase Agreements described below, and any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of such Common Stock. The table below sets forth information concerning the resale of shares of Common Stock by the Selling Shareholders. The total number of shares of Common Stock sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations with regard to the Common Stock.
To our knowledge, except as summarized below under “Relationships with Selling Shareholders” of this section, the Selling Shareholders, nor any affiliate of the Selling Shareholders: (i) has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus; or (ii) is a broker-dealer, or an affiliate of a broker-dealer.
Set forth below is the name of each Selling Shareholder and the number of shares and percentage of Common Stock owned by it (including shares which a stockholder has the right to acquire within 60 days, including upon exercise of options, warrants and convertible notes) prior to the offering, the shares to be sold in the offering, and the amount and percentage of Common Stock to be owned by each (including shares which a stockholder has the right to acquire within 60 days, including upon exercise of options or warrants) after the offering assuming all shares are sold.
The following table is based on information provided to us by the Selling Shareholders and is as of August 3, 2021. The Selling Shareholders may sell all or some of the shares of Common Stock they are offering, and may sell shares of our Common Stock otherwise than pursuant to this prospectus. The table below assumes that the Selling Shareholders sell all of the shares offered by them in offerings pursuant to this prospectus, and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.
Selling Shareholder	Shares Beneficially Owned Before Offering	Total Shares Offered By Selling Shareholder	Shares Beneficially Owned After Offering(1)	Percentage of Beneficial Ownership After Offering(1)
Nantahala Capital Partners Limited Partnership(2)	54,950	54,950	0	0.00%
NCP QR LP(2)	72,284	72,284	0	0.00%
NCP RFM LP(2)	64,654	64,654	0	0.00%
Nantahala Capital Partners SI, LP(2)	509,749	509,749	0	0.00%
Silver Creek CS SAV, L.L.C.(2)	34,402	34,402	0	0.00%
Blackwell Partners LLP – Series A(2)	148,957	148,957	0	0.00%
Nantahala Capital Partners II Limited Partnership(2)	115,274	115,274	0	0.00%
(1)	Assumes sale of all shares offered under this prospectus by the Selling Shareholders.
(2)
Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the Selling Shareholder as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the Selling Shareholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the Selling Shareholder.

Relationships with Selling Shareholders
On June 24, 2021, the Company entered into two separate Securities Purchase Agreements (each, a “Securities Purchase Agreement”) with the Selling Shareholders pursuant to which the Company sold (i) 800,000 shares of the Company’s Common Stock for gross proceeds of $10,000,000, and (ii) 200,000 shares of the Company’s Common Stock for gross proceeds of $3,000,000 (such aggregate sale of 1,000,000 shares of Common Stock referred to herein as the “Offering”).
As part of each Securities Purchase Agreement, the Company agreed to register the shares sold in the Offering (the “Registrable Securities”) for resale or other disposition, pursuant to a Registration Rights

Agreement with each investor (the “Registration Rights Agreement”). Specifically, the Company agreed to (i) file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement with respect to the resale of the Registrable Securities on or before August 10, 2021; (ii) use commercially reasonable efforts to have the shelf registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than September 9, 2021 (or October 9, 2021 in the event of a full review of the shelf registration statement by the SEC); and (iii) keep the shelf registration statement effective until such time as all Registrable Securities may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) without the need for current public information or other restrictions. If the Company is unable to comply with any of the above covenants, it will be required to pay liquidated damages to the investors in the amount of 1% of the investors’ purchase price for every month until such non-compliance is cured (subject to a 6% cap), with such liquidated damages payable in cash.
The Offering and issuance of the shares pursuant to the Securities Purchase Agreements were exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act, on the basis that they did not constitute a public offering since they were being made to accredited, qualified investors and involved no general solicitation. The closing of the Offering occurred on June 28, 2021.
We currently have no agreements, arrangements, or understanding with the Selling Shareholders regarding the sale of disposition of any of the shares.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our articles of incorporation dated as of March 29, 2019 (as may be amended from time to time, our “Articles”) and bylaws dated as of March 29, 2019 (as may be amended from time to time, our “Bylaws”), each of which have been publicly filed with the SEC. See “Where You Can Find More Information.” The summary below is also qualified by reference to the provisions of the Minnesota Business Corporation Act, or the “MBCA”. References herein to “we,” “us,” “our” and the “Company” refer to BBQ Holdings, Inc. and not to any of its subsidiaries.
General. As of the date hereof, the Company’s authorized capital stock consists of 100,000,000 shares, having a par value of $.0.01 per share in the case of Common Stock, and having a par value as determined by our board of directors (the “Board”) in the case of Preferred Stock, to be held, sold and paid for at such times and in such manner as the Board may from time to time determine in accordance with Minnesota law. The Board is expressly authorized to establish more than one class or series of shares, either Preferred or Common, and to fix the relative rights, restrictions and preferences of any such different classes or series, and the authority to issue shares of a class or series to another class or series to effectuate share dividends, splits or conversion of the Company’s outstanding shares. The Board also has the authority to issue rights to convert any of the Company’s securities into shares of stock of any class or classes, the authority to issue options to purchase or subscribe for shares of stock of any class or classes, and the authority to issue share purchase or subscription warrants or any other evidence of such option rights which set forth the terms, provisions and conditions thereof, including the price at which such shares may be subscribed for or purchased. Such options, warrants and rights may be transferable or nontransferable and separable or inseparable from the Company’s other securities to the extent provided in the applicable option, warrant, or rights instrument.
Our Articles permit us to issue one or more series of preferred stock (“Preferred Stock”), and authorize our Board to designate the number, par value, preferences, limitations, and relative rights of any such series of Preferred Stock. As of the date of this filing, the Board has not provided for or designated any series of Preferred Stock, and no Preferred Stock is issued or outstanding. Although the creation and authorization of Preferred Stock does not, in and of itself, have any effect on the rights of the holders of our Common Stock, the issuance of one or more series of Preferred Stock may affect the holders of Common Stock in a number of respects, including the following: by subordinating our Common Stock to the Preferred Stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges; by diluting the voting power of our Common Stock; by diluting the earnings per share of our Common Stock; and by issuing Common stock, upon the conversion of the Preferred Stock, at a price below the fair market value or original issue price of the Common Stock that is outstanding prior to such issuance.
Voting Rights. Each share of Common Stock entitles the holder to one vote with respect to each matter presented to our shareholders on which the holders of Common Stock are entitled to vote. Our Common Stock votes as a single class on all matters relating to the election and removal of directors on our Board and as provided by law. Holders of our Common Stock will not have cumulative voting rights. Our Articles provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting and notice if a consent in writing, setting forth the action so taken, is signed or consented to by authenticated electronic communication by all of the shareholders entitled to notice of a meeting for such purpose.
Dividend Rights. The holders of Common Stock are entitled to receive such dividends as are from time to time declared by the Board out of funds legally available therefore. We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of the Board and will depend on such factors as earnings, level, capital requirement, loan agreement or other contractual restrictions, our financial condition and other factors deemed relevant by the Board.
Preemptive Rights and Conversion Rights. Holders of our Common Stock do not have preemptive rights to purchase additional shares of our Common Stock and have no conversion or redemption rights.
Liquidation and Other Rights. In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding. The holders of our Common Stock have no conversion, redemption, preemptive, subscription or similar rights. There are no sinking fund provisions for or applicable to the Common Stock. The outstanding shares of Common Stock are not liable to further call or to assessment by the Company.
The foregoing description of the Common Stock is qualified in its entirety by the provisions of the Company’s Articles and Bylaws, which are filed as Exhibits 3.1 and 3.2 to our Current Report on Form 8-K12B filed on September 17, 2019 and incorporated herein by reference.
Listing. Our Common Stock is listed on the NASDAQ Global Market under the symbol “BBQ.”
Transfer Agent and Registrar. Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for the Company’s Common Stock.
Anti-takeover Effects of Minnesota Law and Our Articles and Bylaws. Certain provisions of our Articles, Bylaws, and applicable provisions of the MBCA may make it less likely that our management would be changed or someone would acquire voting control of our Company without the Board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their Common Stock. Such provisions include the following:
•
Ability to Issue Capital Stock with Preferential Rights without Shareholder Approval. The Board can at any time, under our Articles, and without shareholder approval, issue more than one class or series of shares, either Preferred Stock or Common Stock, and to fix the relative rights, restrictions and preferences of any such different classes or series. In some cases, the issuance of classes or series of stock having preferential rights to the shares of Common Stock that are currently outstanding, without shareholder approval, could discourage or make more difficult attempts to take control of our Company through a merger, tender offer, proxy contest or otherwise. Such classes or series of shares having preferential or special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our Company from acquiring enough voting shares necessary to take control.

•
Advance Notice Provisions for Raising Business or Nominating Directors. Sections 3.13 and 4.3 of our Bylaws contain advance-notice provisions relating to the ability of shareholders to raise business at a shareholder meeting and make nominations for directors to serve on the Board. These advance-notice provisions generally require shareholders to raise business within a specified period of time prior to a meeting in order for the business to be properly brought before the meeting. Similarly, our Bylaws prescribe the timing of submissions for nominations to the Board and certain factual and background information respecting the nominee and the shareholder making the nomination.

•
Minnesota Business Combination Provision. Section 302A.673 of the MBCA generally prohibits the Company or any of its subsidiaries from entering into any merger, share exchange, sale of material assets or similar transaction with a 10% shareholder within four years following the date the person became a 10% shareholder, unless either the transaction or the person’s acquisition of shares is approved prior to the person becoming a 10% shareholder by a committee of all of the disinterested members of the Board. The business combination provision applies to any corporation that has not expressly provided to the contrary in its articles or its bylaws. The Company has not opted out of this provision.

•
Takeover Offer; Fair Price. Under Section 302A.675 of the MBCA, an offeror may not acquire shares of a publicly held corporation within two years following the last purchase of shares pursuant to a takeover offer with respect to that class, including acquisitions made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction, unless (i) the acquisition is approved by a committee of the board’s disinterested directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer, or (ii) shareholders are afforded, at the time of the proposed acquisition, a reasonable opportunity to dispose of the shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.

•
Greenmail Restrictions. Under Section 302A.553 of the MBCA, a corporation is prohibited from buying shares at an above-market price from a greater than 5% shareholder who has held the shares for less than two years unless (i) the purchase is approved by holders of a majority of the outstanding shares entitled to vote or (ii) the corporation makes an equal or better offer to all shareholders for all other shares of that class or series and any other class or series into which they may be converted.

PLAN OF DISTRIBUTION
The Selling Shareholders may from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
The aggregate proceeds to the Selling Shareholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents.
To the extent required, the shares of our Common Stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

LEGAL MATTERS
The validity of the shares of our Common Stock offered by this prospectus have been passed upon for us by Lathrop GPM, LLP, Minneapolis, Minnesota.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 3, 2021 have been so incorporated in reliance on the report of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2019 have been so incorporated in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public through the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. When used in this prospectus, the term “registration statement” includes amendments to the registration statement as well as the exhibits, schedules, financial statements and notes filed as part of the registration statement. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. This prospectus omits information contained in the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements herein concerning the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed with the SEC as an exhibit to the registration statement, each such statement being qualified by and subject to such reference in all respects.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” certain documents that we have filed with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference:
•	our Annual Report on Form 10-K for the year ended January 3, 2021 (filed with the SEC on April 2, 2021);
•	our Quarterly Report on Form 10-Q for the quarter ended April 4, 2021 (filed with the SEC on May 19, 2021);
•
our Current Reports on Form 8-K filed with the SEC on August 4, 2021, July 9, 2021, June 25, 2021, June 17, 2021, May 25, 2021, May 19, 2021, April 19, 2021, April 5, 2021, and January 13, 2021, respectively; and

•	the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended January 3, 2021 (filed with the SEC on April 2, 2021).
We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the expiration or termination of the registration statement of which this prospectus is a part (other than portions of such documents that are not deemed “filed” under the Exchange Act, in accordance with the Exchange Act and applicable SEC rules). The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Any statement made in a document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes such statement. Any statement made in this prospectus is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference into this prospectus, modifies or supersedes such statement.
The documents incorporated by reference into this prospectus are also available on our corporate website at www.famousdaves.com under the heading “Investor Relations.” Information contained on, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus or any prospectus supplement from us free of charge by requesting them in writing or by telephone at the following address:
BBQ Holdings, Inc.
Attention: Corporate Secretary
12701 Whitewater Drive, Suite 100
Minnetonka, MN 55343
(952) 294-1300

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth estimated expenses in connections with the issuance and distribution of the securities being registered:
Expenses	Amount
SEC registration fee	$ 1,504.49
Accounting Fees and expenses	$10,000
Legal fees and expenses	$10,000
TOTAL	$21,504.49
Item 15.	Indemnification of Directors and Officers.
Section 302A.521 of the Minnesota Business Corporation Act (“MBCA”) provides that we shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person:
•
Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

•	Acted in good faith;
•	Received no improper personal benefit and Section 302A.255 of the MBCA, if applicable, has been satisfied;
•	In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and
•
In the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in our best interests, or, in certain limited circumstances, not opposed to our best interests.

In addition, Section 302A.521, subdivision 3 requires payment by the registrant, upon written request, of reasonable expenses, including attorney’s’ fees and disbursements, in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested members of the Board present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court. We have entered into indemnification agreements with our directors and officers that may, in some cases, be broader than the specific indemnification provisions contained under the MBCA.
Our Bylaws require us to indemnify each of our directors and officers with respect to their activities as a director, officer, or employee of ours, or when serving at our request as a director, officer, or trustee of another corporation, trust, or other enterprise, to the fullest extent permitted under the MBCA.
We maintain insurance that generally insures our officers and directors and the officers and directors of our subsidiaries (as defined in the insurance policy) against liabilities incurred in their professional capacities, and insures us with respect to amounts to which officers and directors become entitled as indemnification payments from us, subject to certain specified exclusions and deductible and maximum amounts. We also maintain an insurance policy that protects, among others, certain of its officers and directors and certain of the officers and directors of its subsidiaries against liabilities incurred for certain breaches of fiduciary duty with respect to their performance of certain duties and responsibilities, subject to certain specified exclusions and deductible and maximum amounts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.
In any underwriting agreement the registrant enters into in connection with the sale of its securities being registered hereby, the underwriters may agree to indemnify, under certain circumstances, the registrant, its officers, its directors, and its controlling persons within the meaning of the Securities Act, against certain liabilities.
Item 16.	Exhibits.
3.1
Articles of Incorporation of BBQ Holding, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement on Form 8-K12B filed on September 17, 2019 (File No. 001-39053), is incorporated herein by reference as Exhibit 4.1.

3.2
Bylaws of BBQ Holding, Inc. (filed as Exhibit 3.1 to the Company’s Registration Statement Form 8-K12B filed on September 17, 2019 (File No. 001-39053), is incorporated herein by reference as Exhibit 4.2.

4.1
Form of Specimen Stock Certificate (filed as Exhibit 4.3 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3 filed on October 25, 2019 (File No. 333-224939) is incorporated herein by reference as Exhibit 4.3.

5.1	Opinion of Lathrop GPM, LLP.
10.1
Stock Purchase Agreement dated as of June 24, 2021 among the Company and each of the Purchasers named therein (filed as Exhibit 10.2.1 to the Company’s Current Report on Form 8-K (File No. 001-39053), is incorporated herein by reference as Exhibit 10.1.

10.2
Stock Purchase Agreement dated as of June 24, 2021 among the Company and each of the Purchasers named therein (filed as Exhibit 10.2.2 to the Company’s Current Report on Form 8-K (File No. 001-39053), is incorporated herein by reference as Exhibit 10.2.

10.3
Registration Rights Agreement dated as of June 24, 2021 among the Company and each of the Purchasers named therein (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-39053), is incorporated herein by reference as Exhibit 10.3

23.1	Consent of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., as Independent Registered Public Accounting Firm.
23.2	Consent of Grant Thornton, LLP, as Independent Registered Public Accounting Firm.
23.3	Consent of Lathrop GPM, LLP (see Exhibit 5.1 filed herewith).
24.1	Power of Attorney (see Signature Page hereto).
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) (a)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on August 4, 2021.
BBQ HOLDINGS, INC.
(“Registrant”)

By:	/s/ Jeffrery J. Crivello
Jeffery J. Crivello
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer and Secretary
(Principal Financial Officer and Principal Accounting Officer)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery J. Crivello and Michael Medved, and each or any one of them, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Jeffery J. Crivello	Chief Executive Officer and Director	August 4, 2021
Jeffery J. Crivello

/s/ Charles Davidson	Director	August 4, 2021
Charles Davidson

/s/ Peter O. Haeg	Director	August 4, 2021
Peter O. Haeg

/s/ Rachel Maga	Director	August 4, 2021
Rachel Maga

/s/ Bryan L. Wolff	Director	August 4, 2021
Bryan L. Wolff